Exhibit 5.1

September 13, 2013

Hubbell Incorporated

40 Waterview Drive

Shelton, Connecticut 06484-1000

Re:	Hubbell Incorporated

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 150,000 shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Common Stock”), pursuant to the Hubbell Incorporated Amended and Restated Deferred Compensation Plan for Directors, as amended and restated effective as of February 7, 2013 (the “Plan”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

The opinion expressed herein is limited to the federal laws of the United States and the laws of the State of Connecticut, and we express no opinion as to the effect of the laws of any other jurisdiction.

Based on and subject to the foregoing, we are of the opinion that the shares of Common Stock that are reserved for issuance under the Plan have been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Day Pitney LLP
Day Pitney LLP
One Canterbury Green
Stamford, CT 06901-2047